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                                                                    Exhibit 23.1

The Board of Directors and Shareholders
TranSwitch Corporation


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Stamford, CT

December 4, 2000